Exhibit 99.1

UNITED HOMES GROUP, INC. REPORTS 2023 FIRST QUARTER RESULTS

First Quarter 2023 Highlights

●	On March 30, 2023, closed business combination resulting in publicly-traded south east focused homebuilder with a “land-light” operating model

●	Average sales price (ASP) of production-built homes increased to $314k from $272k in Q1 2022

●	328 closed homes resulted in $94.8 million of revenues

●	Backlog value was $103.3 million as of March 31, 2023

●	389 net new home orders during the first quarter 2023, 128 net new home orders during April 2023

●	Active community count of 52 as of March 31, 2023

●	Total lots of approximately 8,100 owned or under control of the Company or affiliates as of May 12, 2023

●	Total current liquidity of $151.7 million comprised of $110.9 million of cash and $40.8 million of undrawn capacity under our credit facility

COLUMBIA, SC., May 15, 2023 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Results

Operating Results

Net loss attributable to common stockholders was $204.5 million, or $(5.44) per diluted share, which included unrealized loss of $207.1 million predominantly due to changes in fair value on potential earn-out consideration due to increased stock price as of March 31, 2023. The earn-out consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the fair value of this earn-out as derivative liabilities on the consolidated balance sheets. The net loss at March 31, 2023, is compared to net income of $17.0 million, or $0.46 per diluted share during the first quarter 2022.

“We are pleased to share our first quarterly results as a public company,” said United Homes Group Chairman, President, and Chief Executive Officer, Michael Nieri. “While our financial results were impacted by the accounting of certain non-cash GAAP related items, we believe the underlying business performance was solid, as we generated adjusted EBITDA of approximately $9 million for the quarter and regained momentum on the sales front following the rate-induced slowdown in the back half of last year. Net new orders improved significantly relative to the fourth quarter of 2022 thanks to various strategic pricing initiatives that we implemented, which helped drive traffic and alleviate some of the affordability concerns brought about by higher mortgage rates. We are optimistic that our margins will expand throughout the remainder of the year because of the improved market conditions and lower lumber costs. Recent sales on new homes that will be built this year with current lumber costs are expected to generate, on average, adjusted gross margins of 23% and higher.”

Mr. Nieri continued, “Looking forward, we believe that we are in a great position to generate strong returns for our shareholders, thanks to our favorable geographic positioning, our affordable product focus and our land light strategy. The funds we received as a result of going public have provided us with the necessary capital to achieve our growth objectives, and we are actively pursuing those opportunities. We are truly appreciative for everyone who had a hand in getting us to this point and are excited for the journey ahead.”

Homebuilding revenues for the first quarter 2023 was $94.8 million, compared to $108.4 million in the first quarter 2022. Home closings during the first quarter 2023 were 328 compared to 414 in the year-ago quarter. Average sales price (“ASP”) of 294 production-built homes (which excludes 34 general contractor and build for rent homes) closed during the first quarter 2023 was $314k, compared to $272k during the first quarter 2022 of 384 production-built homes (which excludes 30 general contractor and build for rent homes), representing a 15.5% increase.

Homebuilding gross profit margin during the first quarter of 2023 was 17.7% compared to 25.2% during the first quarter 2022. Homebuilding adjusted gross profit margin in the first quarter 2023 was 20.2%, compared to 26.0% in the first quarter 2022. The decline in both gross profit margin and adjusted gross profit margin can be largely attributable to the Company offering sales incentives and selling inventory with higher lumber costs. The Company expects margins to expand throughout the year due to closings on homes with current lumber costs and as we see price increases on new sales.

Selling, general and administrative expenses (SG&A) as a percentage of homebuilding revenues was 17.6% in the first quarter 2023, which included $4.5 million of equity-based compensation of which $4.4 million was a non-recurring expense related to the closing of the business combination. SG&A in the first quarter 2023 also includes $1.0 million of transaction related expenses. Excluding non-recurring equity-based compensation and transaction related expenses, SG&A for the first quarter 2023 was approximately 12.0% of homebuilding revenues.

Adjusted EBITDA during the first quarter 2023 was $8.5 million compared to $19.4 million during the first quarter 2022. This decrease is largely related to fewer closings and lower gross margins as described above.

New Orders / Backlog / Active Communities

Net new orders in the first quarter 2023 were 389 compared to 474 in the comparable quarter of 2022. Our cancellation rate was 13.4% for the first quarter 2023, compared to 14.4% for the comparable quarter in 2022.

As of March 31, 2023, the Company had a backlog of 320 homes, valued at $103.3 million, compared to a backlog of 276 homes, valued at $85.6 million as of December 31, 2022.

As of March 31, 2023, the Company had 52 active communities including 10 in the Upstate market (South Carolina), 33 in the Midlands market (South Carolina & Georgia) and 9 in the Coastal market (South Carolina).

Corporate

As of March 31, 2023, the Company had $151.7 million of total liquidity including $110.9 million of unrestricted operating cash and $40.8 million of undrawn capacity on its revolving credit facility based on its current inventory borrowing base.

Total Class A and Class B shares outstanding were 47,594,950 as of March 31, 2023.

About United Homes Group, Inc.

On March 30, 2023, the Company consummated the previously announced business combination pursuant to the Business Combination Agreement, dated September 10, 2022 (“the Closing Date”), by and among the Company, Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly owned subsidiary of the Company. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), the Company changed its name to “United Homes Group, Inc.” (“UHG”).

UHG employs an asset-light operating strategy with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG currently designs, builds and sells detached single-family homes, and, to a lesser extent, attached single-family homes, including duplex homes and town homes in three major market regions in South Carolina: Midlands, Upstate, and Coastal, with a smaller presence in Georgia. UHG seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.

Under its asset-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties including its Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party. This asset-light operating strategy provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land.

As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics. UHG believes that the Southeastern states generally offer these characteristics to a greater extent than other geographic regions of the country, and expects the Southeastern states to be the principal focus of any future expansion of its homebuilding business.

Forward-Looking Statements

Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

●	the outcome of any legal proceedings;

●	our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

●	changes in applicable laws or regulations;

●	our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;

●	a slowdown in the homebuilding industry or changes in population growth rates in our markets;

●	volatility and uncertainty in the credit markets and broader financial markets;

●	disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;

●	shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;

●	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;

●	our ability to continue to leverage our asset-light operating strategy;

●	that we have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

●	the ability to maintain the listing of our securities on Nasdaq or any other exchange; and

●	the possibility that we may be adversely affected by other economic, business or competitive factors.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx

Investor Relations Contact:

Drew Mackintosh

drew@mackintoshir.com

Mobile:  310-924-9036

Media Contact:

Allen Hutto

allenhutto@greatsouthernhomes.com

Mobile:  803-665-2764

UNITED HOMES GROUP, INC
CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2023 (UNAUDITED) and DECEMBER 31, 2022

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$110,911,416	$12,238,835
Accounts receivable, net	1,693,064	1,976,334
Inventories:
Homes under construction and finished homes	128,950,892	163,997,487
Developed lots	21,189,983	16,205,448
Due from related party	125,987	1,437,235
Related party note receivable	665,020	—
Lot purchase agreement deposits	8,113,303	3,804,436
Investment in Joint Venture	431,894	186,086
Property and equipment, net	676,408	1,385,698
Operating right-of-use assets	768,282	1,001,277
Deferred tax asset	3,891,575	—
Prepaid expenses and other assets	6,350,037	6,112,044
Total Assets	$283,767,861	$208,344,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$13,414,465	$22,077,240
Homebuilding debt and other affiliate debt	109,172,986	120,797,006
Operating lease liabilities	768,282	1,001,277
Other accrued expenses and liabilities	5,150,413	5,465,321
Income tax payable	701,871	—
Derivative liabilities	451,106,576	—
Convertible note payable	66,714,276	—
Total Liabilities	647,028,869	149,340,844

Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 10,621,073 shares issued and outstanding on March 31, 2023, and December 31, 2022, respectively.	1,061	37
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,877 shares issued and outstanding on March 31, 2023, and December 31, 2022, respectively.	3,697	3,697
Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Additional paid-in capital	—	1,422,630
Retained Earnings/(accumulated deficit)	(363,265,766)	57,577,672
Total Stockholders' equity	(363,261,008)	59,004,036
Total Liabilities and Stockholders' equity	$283,767,861	$208,344,880

UNITED HOMES GROUP, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2023 and 2022 (UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenue, net of sales discounts	$94,826,702	$108,436,860
Cost of sales	78,048,929	81,164,960
Gross profit	16,777,773	27,271,900

Selling, general and administrative expense	16,687,401	10,425,050
Net income from operations	$90,372	$16,846,850

Other income, net	202,715	171,078
Equity in net earnings from investment in joint venture	245,808	—
Change in fair value of derivative liabilities	(207,064,488)	—
(Loss) Income before taxes	$(206,525,593)	$17,017,928
Income tax benefit	2,021,265	—
Net (loss) income	$(204,504,328)	$17,017,928

Basic and diluted (loss)/earnings per share
Basic	$(5.44)	$0.46
Diluted	$(5.44)	$0.46

Basic and diluted weighted-average number of shares
Basic	37,575,074	37,347,350
Diluted	37,575,074	37,347,350

UNITED HOMES GROUP, INC

GAAP TO NON-GAAP RECONCILIATIONS

THREE MONTHS ENDED MARCH 31, 2023 and 2022 (UNAUDITED)

Adjusted gross profit is a non-GAAP financial measure used by management of UHG as a supplemental measure in evaluating operating performance. UHG defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales. UHG’s management believes this information is meaningful because it separates the impact that capitalized interest expensed in cost of sales has on gross profit to provide a more specific measurement of UHG’s gross profits. However, because adjusted gross profit information excludes capitalized interest expensed in cost of sales, which has real economic effects and could impact UHG’s results of operations, the utility of adjusted gross profit information as a measure of UHG’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that UHG does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of UHG’s performance.

	Three Months Ended March 31,
	2023	2022
Revenue, net of sales discounts	$94,826,702	$108,436,860
Cost of sales	(78,048,929)	(81,164,960)
Gross profit	16,777,773	27,271,900
Gross profit margin	17.7%	25.2%
Interest expense in cost of sales	2,386,832	957,900
Adjusted gross profit	$19,164,605	$28,229,800
Adjusted gross profit margin	20.2%	26.0%

UNITED HOMES GROUP, INC

GAAP TO NON-GAAP RECONCILIATIONS

THREE MONTHS ENDED MARCH 31, 2023 and 2022 (UNAUDITED)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of UHG. UHG defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) depreciation and amortization, and (iii) taxes. UHG defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense and change in fair value of derivative liabilities. Management of UHG believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies. UHG presents EBITDA and adjusted EBITDA because they believe these metrics provide useful information regarding the factors and trends affecting UHG’s business.

The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated (unaudited).

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(204,504,328)	$17,017,928
Interest expense in cost of sales	2,386,832	957,900
Depreciation and amortization	214,930	172,611
Taxes	(2,107,892)	(47,258)
EBITDA	$(204,010,458)	$18,101,181
EBITDA Margin (a)	NM	16.7%
Stock-based compensation expense	4,499,156	1,268,222
Transaction cost expense	964,024	0
Change in fair value of derivative liabilities	207,064,488	-
Adjusted EBITDA	$8,517,210	$19,369,403
Adjusted EBITDA Margin (a)	9.0%	17.9%

NM - Not Meaningful

(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC

GAAP TO NON-GAAP RECONCILIATIONS

Continued

The Company does not use derivative instruments to hedge exposure to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The following table presents information about the Company’s Stockholders’ equity, removing all derivative liabilities that are measured at fair value as of March 31, 2023 to present the Company’s Adjusted Total Stockholders’ equity. The Company believes adjusted Total Stockholders’ equity is useful because it believes this non-GAAP measure provides a more accurate depiction of the company’s true equity to its Stockholders’, removing these longer-term, non-cash liabilities, which fluctuate with their valuation.

		March 31, 2023
Total Stockholders' equity		$(363,261,008)
Contingent earnout liability	445,630,296
Derivative private placement warrant liability	949,332
Derivative public warrant liability	2,415,000
Derivative stock option liability	2,111,948
Total Derivative Liability		451,106,576
Adjusted Book Value		$87,845,568

UNITED HOMES GROUP, INC

OPERATIONAL METRICS BY MARKET

$’s in millions

	Three Months Ended March 31,				Period Over Period
	2023		2022		% Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	70	71	49	77	43%	-8%
Midlands	197	176	286	244	-31%	-28%
Upstate	122	81	139	93	-12%	-13%
Total	389	328	474	414	-18%	-21%

	As of March 31,		As of December 31,		Period Over Period %
	2023		2022		Change
Market	Backlog Inventory	Revenue	Backlog Inventory	Revenue	Backlog Inventory	Revenue
Coastal	70	$24.8	74	$23.7	-5%	5%
Midlands	166	51.8	154	46.0	8%	13%
Upstate	84	26.7	48	15.9	75%	68%
Total	320	$103.3	276	$85.6	16%	21%